                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Dominion Bridge Corporation
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          DOMINION BRIDGE CORPORATION

                                                                   March 5, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Dominion Bridge Corporation (the "Company") which will be held at 10.00 a.m. on Monday, March 30, 1998 at the offices of the Company's shipbuilding subsidiary located at 22 Georges D. Davie, Levis, Quebec, Canada. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

     At the meeting, stockholders will be asked to elect two directors, to ratify the appointment of Deloitte & Touche as the Company's auditors and to consider such other matters as may properly come before the meeting. These matters are discussed in greater detail in the accompanying Proxy Statement.

     Your Board of Directors recommends a vote FOR the election of directors and FOR the ratification of Deloitte & Touche as the Company's independent auditors.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     We wish to thank our stockholders for their participation and continued support.

                                          Sincerely,

                                          MICHEL L. MARENGERE
                                          Chairman of the Board
                                          and Chief Executive Officer

                          DOMINION BRIDGE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 30, 1998

                                                                   March 5, 1998

To the Stockholders of DOMINION BRIDGE CORPORATION:

     The Annual Meeting of Stockholders (the "Meeting") of Dominion Bridge Corporation (the "Company") will be held at the offices of the Company's shipbuilding subsidiary located at 22 Georges D. Davie, Levis, Quebec, Canada on Monday, March 30, 1998, at 10:00 a.m. for the following purposes:

     (1) to elect two directors in accordance with the Bylaws;

     (2) to ratify the appointment of Deloitte & Touche, independent auditors, as auditors for the Company; and

     (3) to transact such other business as may properly come before the Meeting and at any postponement(s) or adjournment(s) thereof.

     A copy of the Annual Report for the fiscal year ended September 30, 1997 is enclosed for your information.

     Only stockholders of record as of the close of business on February 3, 1998 will be entitled to vote at the Meeting. Stockholders are entitled to vote at the Meeting either in person or by proxy. THOSE WHO ARE UNABLE TO ATTEND THE MEETING ARE REQUESTED TO READ, COMPLETE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          OLIVIER DESPRES
                                          Secretary

                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                   RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dominion Bridge Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on March 30, 1998 and at any postponement(s) or adjournment(s) of the meeting (the "Meeting"), for the purposes described in the foregoing Notice of Meeting. Proxies which are validly executed by stockholders and which are received by the Company at or prior to the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted FOR the election of the two nominees proposed for election as directors, FOR the ratification of Deloitte & Touche as auditors for the Company and in the discretion of the persons named in the proxy, if granted, on all other matters presented to the Meeting.

     The securities entitled to vote at the Meeting consist of shares of Common Stock of the Company. The number of outstanding shares of Common Stock at the close of business on February 3, 1998 was 31,447,648. Each share of Common Stock is entitled to one vote. Only holders of record at the close of business on February 3, 1998 will be entitled to vote at the Meeting. The holders of a majority of the outstanding shares of Common Stock must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors or in the voting on the ratification of Deloitte & Touche as auditors of the Company.

     Nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of majority of the shares present in person or by proxy is required for ratification of the appointment of Deloitte & Touche as the Company's auditors.

     A copy of the Company's Annual Report for the fiscal year ended September 30, 1997 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

     The mailing address of the Company's executive office is 500 Notre Dame Street, Third Floor, Lachine, Quebec, Canada H8S 2B2. The date on which this Proxy Statement and the form of proxy was first mailed or given to stockholders was on or about March 6, 1998.

APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the form of proxy accompanying this Proxy Statement are officers of the Company. A stockholder of the Company has the right to appoint a person other than the persons specified in such form of proxy, who need not be a stockholder of the Company, to attend and act for him and on his behalf at the Meeting. Such right may be exercised by striking out the names of the persons specified in the form of proxy, inserting the name of the person to be appointed in the blank space so provided, signing the form of proxy and returning it in the reply envelope or otherwise to the Company at 500 Notre Dame Street, Third Floor, Lachine, Quebec, Canada, H8S 2B2.

     Any stockholder who executes and returns a form of proxy may revoke it:

          (a) by depositing an instrument in writing executed by him or by his attorney authorized in writing at the principal office of the Company, 500 Notre Dame Street, Third Floor, Lachine, Quebec, Canada H8S 2B2, at any time up to and including the last business day preceding the Meeting or any adjournment(s) or postponement(s) thereof;

          (b) by depositing such instrument in writing with the Chairman of the Meeting on the day of the Meeting; or

          (c) by any other manner permitted by law.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes with one class elected at each Annual Meeting of Stockholders. Vacancies in the Board of Directors may be filled by the Board of Directors, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. Due to recent resignations, there are currently two vacancies on the Board of Directors one of which is the class of directors being elected at the Meeting. At this time, the Board has not selected anyone to fill these vacancies and proxies can not be voted for a greater number of nominees than those named herein.

     The two persons listed below have been nominated by the Board of Directors to serve as directors until the 2001 Annual Meeting of Stockholders. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. It is not expected that any nominee will be unable or will decline to serve as a director.

                                                                                          YEAR IN WHICH
        DIRECTORS WHOSE TERM EXPIRES                                                       SERVICE AS A
         AT THE 1998 ANNUAL MEETING                     PRINCIPAL OCCUPATION              DIRECTOR BEGAN
        ----------------------------                    --------------------              --------------
Derek S. Tennant, 55.........................  Consultant                                      1997
Allen S. Gerrard, 62.........................  Attorney (self-employed)                        1997

     Derek S. Tennant was appointed a Director of the Company on October 9, 1997. Mr. Tennant currently serves as a consultant to Deere Park Equities, LLC ("Deere Park"), a principal stockholder of the Company, and serves on the Board as a nominee of Deere Park. During the past five years, Mr. Tennant has served as President of Active Living of Elliot Lake, Inc., a retirement housing company and also as Site Selection Manager of Q. Canada, Inc., a developer of entertainment centers. In 1994, Mr. Tennant filed a petition for personal bankruptcy under federal bankruptcy laws due to losses incurred on real estate investments. Mr. Tennant was discharged from bankruptcy in February 1995.

     Allen S. Gerrard was appointed a Director of the Company on November 13, 1997. Mr. Gerrard obtained a Bachelor of Arts Degree from the University of Illinois and a Law Degree from the University of Michigan. Mr. Gerrard is a self-employed attorney in Chicago, Illinois specializing in general civil litigation. Since 1975 he has been a Director of the Western Golf Association, which manages the affairs of the Evans Scholarship Foundation. He is the father of Douglas A. Gerrard, who is a Manager of Deere Park, a principal stockholder of the Company. Mr. Gerrard serves on the Board as a nominee of Deere Park.

                                                                                          YEAR IN WHICH
        DIRECTORS WHOSE TERM EXPIRES                                                       SERVICE AS A
         AT THE 1999 ANNUAL MEETING                     PRINCIPAL OCCUPATION              DIRECTOR BEGAN
        ----------------------------                    --------------------              --------------
Reynald Lemieux, 70..........................  President, Placement R.N.S. Inc.                1995
Rene Amyot, 71...............................  Attorney (self-employed)                        1993
Michael E. McGinnis, 48......................  President and Chief Executive Officer           1998
                                               of American Eco Corporation

     Reynald Lemieux was elected a Director of the Company in February 1995. He graduated in commerce from Laval University and has been involved in real estate as an owner and developer for the past forty years. He is the President and majority shareholder of Placement R.N.S. Inc., a private company specializing in real estate and other investments. Mr. Lemieux also serves as a director of the Company's majority owned Australian subsidiary, McConnell Dowell Corporation Limited ("MDC").

     Rene Amyot, Q. C. was elected a Director of the Company in January 1994. Me Amyot graduated in law from Laval University in Quebec City and received an MBA from Harvard University. Me Amyot is a Queen's Counsel and retired in February 1996 as counsel to the Quebec City law firm of Jolin, Fournier, Morisset. Me Amyot is a director of Rothman's Inc., a tobacco company. Me Amyot also serves as a director of MDC.

     Michael E. McGinnis was appointed a Director of the Company on February 23, 1998. Mr. McGinnis has been the President and Chief Executive Officer of American Eco Corporation ("American Eco") since 1993, Chairman since May 1997 and a director since 1994. American Eco, headquartered in Toronto, Ontario, is a single source provider of industrial support, environmental remediation and specialty fabrication services to various industries throughout the United States and Canada. American Eco's shares are publicly traded on the Nasdaq National Market System and in Canada on The Toronto Stock Exchange. Mr. McGinnis was President and Chief Executive Officer of Eco Environmental, Inc., a provider of environmental remediation services to industrial clients, when it was acquired by American Eco in 1993. Prior to joining Eco Environmental, Inc. in 1992, Mr. McGinnis was employed with The Brand Companies, Inc., one of the largest asbestos abatement contractors in the United States, which he had joined in 1965 and served in various operational and administrative capacities for over 27 years. Mr. McGinnis has been a director of EIF Holdings, Inc., a public asbestos abatement and lead removal contractor based in New Hampshire since February 1996, having been its Chairman from February 1996 to November 1997 and President from March 1996 until August 1996. Mr. McGinnis was appointed to the Board pursuant to the terms of a Securities Purchase Agreement by and between the Company and American Eco. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                                                                          YEAR IN WHICH
        DIRECTORS WHOSE TERM EXPIRES                                                       SERVICE AS A
         AT THE 2000 ANNUAL MEETING                     PRINCIPAL OCCUPATION              DIRECTOR BEGAN
        ----------------------------                    --------------------              --------------
Michel L. Marengere, 50......................  Chairman and Chief Executive Officer of         1993
                                               the Company
Louis Berlinguet, 71.........................  Consultant                                      1995
Nicolas Matossian, 57........................  President and Chief Operating Officer           1997
                                               of the Company

     Michel L. Marengere was elected Chairman of the Board of Directors and Chief Executive Officer of the Company effective as of October 1993. During the prior five years, Mr. Marengere was President and Chief Executive Officer of Edinov, a former subsidiary of the Company. Mr. Marengere also serves as Chairman of the Board of Directors of MDC.

     Louis Berlinguet was elected a Director of the Company in August 1995. He obtained a B.Sc. (Honours) from the University of Montreal in 1947 and a Ph.D. in Chemistry from Laval University in 1950. Dr. Berlinguet is a scientific consultant, president of the Order of Quebec, (1994-) and president of the Quebec Advisory Committee on the Information Highway (1995-). From 1990 to January 1997, Dr. Berlinguet was President of the "Conseil de la science et de la technologie du Quebec."

     Nicolas Matossian was appointed President and Chief Operating Officer of the Company in April 1994 and has been a director of the Company since March 14, 1997. Dr. Matossian graduated from Harvard University with an MBA and acquired his Ph.D. in economics from McGill University. Prior to joining the Company, Dr. Matossian was the founding partner of ERA, an economic and management consulting firm involved in major projects for the public and private sectors and was the managing director of the Manitoba Development Corporation. Mr. Matossian also serves as a director of MDC.

BOARD MEETINGS AND COMMITTEES

     There are currently eight members of the Board of Directors and two vacancies. The Board of Directors currently maintains three committees consisting of the Audit, Corporate Governance, and Executive Committee. During 1997, the Board of Directors also maintained an Independent Committee. A brief description of the functions of each committee is set forth below.

     The Audit Committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for the Company; (2) reviewing the scope of the audit to be conducted by them;
(3) meeting with the independent auditors concerning the results of their audit; and (4) overseeing the scope and accuracy of the Company's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors of the Company. The current members of the Audit Committee are Messrs. Amyot (Interim Chairman), Berlinguet and Lemieux. During the fiscal year ended September 30, 1997 ("Fiscal 1997"), the Audit Committee conducted five meetings.

     The Corporate Governance Committee (formerly the Compensation Committee, the Search Committee and the Technology Committee) is responsible for continually reviewing and assessing the Company's compensation and benefit programs, and assessing the compensation payable to executive officers joining the Company. The members of the committee are Messrs. Amyot (Interim Chairman), Berlinguet, and Lemieux. During Fiscal 1997, the Compensation Committee and the other former Committees conducted eleven meetings.

     The Executive Committee is responsible for overseeing and reviewing the strategic planning and management of the Company. The members of the committee are Messrs. Marengere (Chairman), Amyot and McGinnis. Although the Executive Committee did not conduct any formal meetings during Fiscal 1997, the members engaged in frequent consultation throughout the year.

     The Independent Committee was formed in June 1997 in connection with the Company's retention of Legg Mason Wood Walker Incorporated to assist the Company in exploring strategic alternatives to enhance stockholder value including pursuing a sale of the Company or completing a transaction with a strategic investment partner. The Independent Committee was charged with the responsibility to work with and monitor the progress of Legg Mason with respect to this process. This committee was recently dissolved after the full Board of Directors resolved to pursue a transaction with American Eco Corporation. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The members of the committee were Messrs. Lemieux (Chairman), Berlinguet and Gil until his resignation from the Board for health reasons. Prior to its dissolution, the Independent Committee conducted fourteen meetings.

     During Fiscal 1997, there were seventeen meetings of the Board and each director attended at least 75% of the Board meetings and the meetings of committees of which he is a member held during the time he was a director or member, as applicable.

MANAGEMENT OF THE COMPANY

     The following is a brief description of the business experience of each of the executive officers of the Company who does not serve as a director of the Company.

     Olivier Despres was appointed Vice President, General Counsel and Corporate Secretary of the Company in September 1996. During the five years prior to such time, Me Despres practiced in the areas of commercial and corporate law, computer and high technology law, civil law, and related litigation in his own firm. A member of the Canadian Bar Association and of the Quebec Bar, Me Despres graduated in political science (1976) and in law (1979) from Ottawa University, and obtained an M. Sc. in political science (1983) from the University of Montreal.

     Robert Chartier was appointed Vice President and Corporate Controller of the Company in October 1994, and Interim Chief Financial Officer in September 1996. Mr. Chartier graduated in accounting from Ecole des Hautes Etudes Commerciales de Montreal. He holds a C.A. and prior to joining the Company, practiced as a Chartered Accountant in his own firm since 1971.

     J. Arthur Gelinas was appointed Vice President of the Company effective October 1993 and President of Davie Industries Inc. effective upon its acquisition by the Company in March 1996. Prior to his appointment, Mr. Gelinas was the founding President of Administratique Inc., a management consulting company involved in providing financial and administrative services. Mr. Gelinas graduated from Laval University with a Masters in Commercial Sciences and is a Chartered Administrator.

EXECUTIVE COMPENSATION

     The following table discloses, for the fiscal years ended September 30, 1997 ("Fiscal 1997"), September 30, 1996 ("Fiscal 1996") and September 30, 1995
("Fiscal 1995"), individual compensation information relating to the Chief Executive Officer and the four highest compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                 ANNUAL COMPENSATION                       AWARDS
                                           --------------------------------   ---------------------------------
                                                                                AWARDS
                                                                              ----------                PAYOUTS
                                                                                           SECURITIES   -------
                                                                              RESTRICTED   UNDERLYING    LTIP/     ALL OTHER
                                           SALARY     BONUS    OTHER ANNUAL     STOCK       OPTIONS/    PAYOUTS   COMPENSATION
        NAME AND POSITION           YEAR     ($)       ($)     COMPENSATION    AWARD(S)     SARS(#)       ($)         ($)
        -----------------           ----   -------   -------   ------------   ($)-------   ----------   -------   ------------
Michel L. Marengere...............  1997   360,000   180,000         0             0              0        0           0
  Chairman of the Board of          1996   360,000   180,000(1)      0             0        825,000(2)     0           0
  Directors, Chief Executive        1995   360,000   180,000(1)      0             0               (2)     0           0
  Officer and Director
Nicolas Matossian.................  1997   240,000    96,000         0             0              0        0           0
  President and Chief               1996   240,000    96,000(1)      0             0        400,000(3)     0           0
  Operating Officer                 1995   240,000    96,000(1)      0             0               (3)     0           0
Robert Chartier...................  1997   125,000         0         0             0              0                    0
  Vice President,                   1996   125,000         0         0             0        110,000(4)     0           0
  Corporate Controller              1995   117,000         0         0             0               (4)     0           0
  and Interim Chief Financial
  Officer
J. Arthur Gelinas.................  1997   150,000         0         0             0              0                    0
  Vice President of the             1996   113,000         0         0             0        200,000(5)     0           0
  Company and President             1995    90,000         0         0             0              0        0           0
  of Davie Industries Inc.
Olivier Despres(6)................  1997   148,000         0         0             0              0        0           0
  Vice President, General           1996    10,500         0         0             0        175,000(5)     0           0
  Counsel and Corporate Secretary

---------------
(1) Pursuant to their service agreements, Messrs. Marengere and Matossian are entitled to a minimum guaranteed bonus equal to, with respect to Mr. Marengere, one-half of his base compensation and with respect to Mr. Matossian, 40% of his base compensation. These bonuses were paid in January 1997.

(2) Consists of 175,000 options granted during Fiscal 1994, 500,000 options granted during Fiscal 1995 and 150,000 shares of Common Stock which were to be received upon the exercise of 75,000 unit options (exercisable for one share of Common Stock and one Common Stock purchase warrant) granted during Fiscal 1995 under Mr. Marengere's service agreement, all of which were repriced on September 12, 1996. All of these options were exercised in August 1997.

(3) Consists of 300,000 options granted during Fiscal 1995 and 100,000 shares of Common Stock be received upon the exercise of 50,000 unit options (exercisable for one share of Common Stock and one Common Stock purchase warrant) granted during Fiscal 1995 under Mr. Matossian's service agreement, all of which were repriced on September 12, 1996. All of these options were exercised in August 1997.

(4) Consists of options granted during Fiscal 1995 which were repriced on September 12, 1996. All of these options were exercised in August 1997.

(5) All options were exercised in August 1997.

(6) Me Despres joined the Company in September 1996.

     The following table shows information regarding the exercise of stock options during Fiscal 1997 by the named executives and officers and the number and value of any unexercised stock options held by them as of September 30, 1997:

                AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES TABLE

                                                                                         NUMBER OF
                                                                                        UNEXERCISED
                                                                                       OPTIONS/SARS
                                                                SHARES       VALUE     AT FY-END(#)
                                                              ACQUIRED ON   REALIZED   EXERCISABLE/
                            NAME                              EXERCISE(#)    ($)(1)    UNEXERCISABLE
                            ----                              -----------   --------   -------------
Michel L. Marengere.........................................    825,000        0            0/0
Nicolas Matossian...........................................    400,000        0            0/0
Robert Chartier.............................................    110,000        0            0/0
J. Arthur Gelinas...........................................    200,000        0            0/0
Olivier Despres.............................................    175,000        0            0/0

---------------
(1) All options were exercised on August 20, 1997. The closing price for the Company's Common Stock on that date was $1.844 which was lower than the exercise price of the options.

     The Company has no retirement, pension or profit-sharing plans covering its officers and directors and does not contemplate implementing any such plans at this time. Although the Company has no formal bonus arrangements, other than the minimum guaranteed bonuses provided in the service agreements for Messrs. Marengere and Matossian and certain other corporate compensation documents, bonuses will be granted at the discretion of the Board of Directors or by the Corporate Governance Committee. See "CORPORATE GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

DIRECTORS' COMPENSATION

     During Fiscal 1997, Directors of the Company who are not employees of the Company ("Outside Directors") were paid an annual stipend of $12,000, plus a fee of $1,000 for each Audit Committee or Board meeting attended and $500 for each other Committee meeting attended. The aggregate amount of fees paid to all Outside Directors during Fiscal 1997 was $190,000. On November 25, 1996, each of the outside directors was granted three-year options to purchase 25,000 shares of Common Stock at a price of $2.00 per share. In addition, former Outside Directors Ladislas O. Rice and Andrew Choa were granted three (3) year options to purchase 25,000 shares of common stock at a price of $2.00 per share upon their appointment to the Company's Board of Directors on March 14, 1997.

CHANGE IN CONTROL ARRANGEMENTS

  SERVICE AGREEMENTS

     Effective February 1, 1995, the Company entered into three year service agreements with Michel L. Marengere as Chairman and Chief Executive Officer, Nicolas Matossian as President and Chief Operating Officer and Robert Chartier as Vice President and Corporate Controller. Effective April 1, 1996 and September 1, 1996, the Company entered into a three year service agreement with Mr. Gelinas and a three-year employment agreement with Me Despres. Mr. Marengere's service agreement as Chairman and Chief Executive Officer was extended for a three-year period beginning February 1997.

     The service agreements with Messrs. Marengere, Matossian, Chartier, Gelinas and Despres (individually an "executive") contain "change in control" language which provides the executive with certain benefits, including payment to the executive in the amount of three times his base compensation, if the executive is terminated for "good reason," as that term is defined in the service agreements, following a change in control of the Company. The service agreements provide that a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date thereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that, without limitation, such a change in control shall be deemed to have occurred if (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for Michel L. Marengere, or a company controlled by him, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities; (B) there occurs a contested proxy solicitation of the Company's stockholders that results in the contesting party obtaining the ability to vote securities representing 20% or more of the combined voting power of the Company's then outstanding securities; (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a "change in control" shall not be deemed to have occurred for purposes of the service agreements (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company, or a merger, consolidation or other reorganization involving the Company and the executive, alone or with other officers of the Company, or any entity in which an executive (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out."

     If a "change in control" had occurred during Fiscal 1997, Messrs. Marengere, Matossian, Chartier, Gelinas and Despres would have been entitled to receive $1,080,000, $720,000, $375,000, $450,000 and $450,000 respectively, based on their base compensations pursuant to their respective service agreements. In addition to these payments, since their service agreements are for three year terms ending February 27, 2000, January 31, 2001, March 31, 1999 or August 31, 1999 they would also be entitled to receive their base compensation for the balance of the terms of their respective service agreements.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate the Company's filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 9 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act or the Exchange Act.

CORPORATE GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporate Governance Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Committee consists of Rene Amyot (Interim Chairman), Louis Berlinguet and Reynald Lemieux (temporary), each of whom is an outside director. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. Messrs. Marengere and Matossian are sometimes referred to in this report as "Senior Executives."

  SENIOR AND OTHER EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's senior and other executive compensation program is based on the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through cash compensation and incentives as well as long-term stock based incentives; and
(iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

     The components of the Company's compensation program for its senior and other executive officers include (i) cash compensation and minimum guaranteed bonuses provided pursuant to certain service agreements and corporate compensation documents; and (ii) performance-based cash bonuses. In past years, the Company has provided incentive compensation in the form of stock options.

     Cash Compensation. Cash compensation levels for the Company's senior and other executive officers are determined, in part, through comparisons with companies in the engineering and construction industry and other companies with which the Company competes for personnel and general geographic market conditions. Additionally, the Committee evaluates individual experience and performance and the overall performance of the Company. The Committee reviews each senior and other executive's cash compensation on an annual basis and may increase each senior and other executive's cash compensation based on (i) the individual's increased contribution to the Company over the preceding year; (ii) the individual's increased responsibilities over the preceding year; or (iii) any increase in median competitive pay levels.

     Annual Cash Bonuses. The Committee recommends the payment of bonuses from time-to-time to the Company's key employees and executive officers to provide these persons with an incentive to be productive over the course of each fiscal year. Certain corporate compensation documents and the service agreements for Messrs. Marengere and Matossian provide for minimum cash bonuses equal to 50% and 40% of their respective base compensation. Subject to the Committee's recommendation, bonuses may be awarded to other executive officers only if the Company achieves or exceeds certain corporate performance objectives relating to net income, revenues and strategic acquisitions. Except as provided in the service agreements, there is no mechanical formula or official policy regarding the issuance of bonuses to the Company's other executive officers and key employees.

     Stock Option Plans. Historically, the Company has utilized stock options to provide an incentive to its executive officers and employees by allowing them to directly participate in any increase in the long-term value of the Company and to reward, motivate and retain the services of its executive officers. The Company's 1995 Stock Option Plan provided for the grant of 1,500,000 Incentive Stock Options and Non-Qualified Stock Options. All of these options were granted to the executive officers and other key employees in prior fiscal years. Since all outstanding options were repriced to $2.00 per share at the end of fiscal 1996, the Committee did not consider presenting a new option plan for full board and stockholder approval.

     Exercise of Options. During fiscal 1997, the Company's senior and other executive officers and certain other key employees of the Company exercised a total of 2,380,000 options at $2.00 per share providing the Company with approximately $4.8 million in working capital. At the time of exercise, the Company's Common stock was trading below $2.00 per share and the Company needed cash while it awaited the closing of a $40 million working capital facility with a syndicate led by BNY Financial Corporation-Canada. These exercises thus provided the Company with much needed working capital and demonstrated the executive officers' dedication and commitment to increasing the long term value of the Company. See "CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS."

  CEO COMPENSATION

     Mr. Marengere's base compensation will be adjusted from time-to-time in accordance with the criteria for the determination of executive officer compensation as described above in the section captioned "Cash Compensation." Mr. Marengere was principally responsible for the acquisitions which have resulted in the Company's substantial growth over the time period since the Company was reorganized in 1993. Furthermore, the Company's executive staff has remained relatively small in spite of the Company's growth, resulting in substantially increased responsibilities for Mr. Marengere. For these reasons, among others, in February 1997, the Committee recommended that Mr. Marengere's service agreement be extended for an additional three (3) year term as Chairman and Chief Executive Officer. This recommendation was unanimously approved by the Board of Directors. In setting the compensation for Mr. Marengere for Fiscal 1998, the Committee will seek to retain this key executive officer while continuing to tie a significant percentage of his compensation to Company financial performance.

                                          By the Corporate Governance Committee

                                          Rene Amyot, Interim Chairman
                                          Louis Berlinguet
                                          Reynald Lemieux

CORPORATE GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1997, the Company paid approximately $80,000 in fees to Rene Amyot for consulting and legal services provided to the Company. Me Amyot is also a principal shareholder of Fidutech Technologies, Inc. which is indebted to the Company on a subscription receivable in the aggregate amount of $1,824,000.

PERFORMANCE GRAPH

     The following line graph compares (i) the cumulative total return on the Company's Common Stock with the cumulative total returns for (ii) the Dow Jones Equity Market Index and (iii) the Heavy Construction Index for the period commencing September 30, 1993 and ending September 30, 1997 as prepared by Dow Jones & Co. The graph and table assume an initial investment of $100.00 on September 30, 1993 and the reinvestment of all dividends; the Company has never paid dividends on its Common Stock. Historical stock performance should not be relied upon as indicative of future stock price performance.


        DOMINION BRIDGE     HEAVY CONSTRUCTION     DOW JONES EQUITY MARKET
        ---------------     ------------------     -----------------------
1993       $100.00              $100.00                   $100.00
1994       $300.00              $109.54                   $102.87
1995       $230.00              $118.79                   $133.73
1996       $ 82.52              $127.41                   $160.92
1997       $ 80.00              $131.37                   $225.63

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 3, 1998, certain information concerning the stock ownership of all persons known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock based upon filings with the Securities and Exchange Commission, including a Schedule 13D filed by Deere Park and certain executive officers and directors of the Company, as well as the beneficial ownership of such Common Stock, as of such date, of all executive officers and directors, individually and as a group. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." As of March 3, 1998, there were 33,370,725 shares of Common Stock outstanding.

                                            SHARES OWNED BENEFICIALLY                     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER              AND OF RECORD                       OUTSTANDING SHARES(1)
------------------------------------        -------------------------                 ---------------------
Michel L. Marengere................                 7,188,260(2)                              21.6%
  500 Rue Notre Dame
  Lachine
  Quebec, Canada H8S 2B2
Nicolas Matossian..................                 7,188,260(3)                              21.6%
  500 Rue Notre Dame
  Lachine
  Quebec, Canada H8S 2B2
Rene Amyot.........................                    61,000(4)                                 *
  523 Cote Ste. Anne
  Ste. Anne de Beaupre
  Sante-Foy
  Quebec, Canada G0A 3C0
Reynald Lemieux....................                    26,000(5)                                 *
  1340 Duquet
  Sillery
  Quebec, Canada G1S 1A9
Louis Berlinguet...................                    25,000(6)                                 *
  500 Rue Notre Dame
  Lachine
  Quebec, Canada H8S 2B2
Derek S. Tennant...................                        --                                   --
  154 University Avenue
  2nd Floor
  Toronto
  Ontario, Canada M5H 3Y9
Allen S. Gerrard...................                        --(7)                                --
  33 North Dearborn Street
  Suite 1850
  Chicago, IL 60603
Robert Chartier....................                    20,000(8)                                 *
  500 Rue Notre Dame
  Lachine
  Quebec, Canada H8S 2B2
J. Arthur Gelinas..................                    20,000(9)                                 *
  500 Rue Notre Dame
  Lachine
  Quebec, Canada H8S 2B2
Olivier Despres....................                        --(10)                               --
  500 Rue Notre Dame
  Lachine
  Quebec, Canada H8S 2B2
Michael E. McGinnis................                        --(11)                               --
  11011 Jones Road
  Houston, TX 77070

                                            SHARES OWNED BENEFICIALLY                     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER              AND OF RECORD                       OUTSTANDING SHARES(1)
------------------------------------        -------------------------                 ---------------------
Douglas A. Gerrard.................                 7,188,260(12)                             21.6%
  c/o Deere Park Capital Management
  L.L.C.
  650 Dundee Road, Suite 640
  Northbrook, IL 60062
Leonard Feldman....................                 7,188,260(13)                             21.6%
  c/o Deere Park Capital Management
  L.L.C.
  650 Dundee Road, Suite 640
  Northbrook, IL 60062
Dominion Park Equities, L.L.C......                 7,188,260(14)                             21.6%
  c/o Deere Park Equities, L.L.C.
  650 Dundee Road, Suite 640
  Northbrook, IL 60062
Deere Park Equities, L.L.C.........                 7,188,260(15)                             21.6%
  650 Dundee Road, Suite 640
  Northbrook, IL 60062
Wellgate International Ltd.........                 7,188,260(16)                             21.6%
  c/o Dominion Bridge Corporation
  500 Notre Dame
  Lachine
  Quebec, Canada H8S 2B2
American Eco Corporation...........                 2,116,385(17)                              6.3%
  1111 Jones Road
  Houston, TX 77070
All Directors and Executive Officers
  as a group (11 persons)..........                 7,300,260                                 21.8%

---------------
 *  Less than 1%.

(1) Except as otherwise indicated, percentages are presented after rounding to the nearest tenth and include the total number of shares outstanding and the number of shares which each person has the right to acquire, within 60 days through the exercise of options, pursuant to Item 403 of Regulation S-K and Rule 13d-3(d)(1), promulgated under the Exchange Act. Percentages for the total of all persons and the total of all officers and directors include all outstanding shares and all shares which such persons have the right to acquire within 60 days.

(2) As a manager of Dominion Park Equities, L.L.C. ("Dominion Park") which is the record owner of 4,490,100 shares of Common Stock and holds a proxy with respect to an additional 2,698,160 shares, Mr. Marengere has shared voting power with respect to all of these shares, shared investment power with respect to 4,490,100 of these shares and is deemed to beneficially own all such shares. Also includes 1,359,792 shares held of record by Fidutech Technologies, Inc. as to which Mr. Marengere has shared investment power. Mr. Marengere is the sole stockholder of Gestion Edinov Inc. and Services M.L. Marengere, Inc. which own, in the aggregate, 75% of Fidutech. Also includes 500,000 shares held of record by Wellgate International Ltd. ("Wellgate") over which Mr. Marengere has shared investment power. Mr. Marengere is an executive officer, director and shareholder of Wellgate.

(3) As a manager of Dominion Park which is the record owner of 4,490,100 shares of Common stock and holds a proxy with respect to an additional 2,698,160 shares, Mr. Matossian has shared voting power with respect to all of these shares, shared investment power with respect to 4,490,100 of these shares and is deemed to beneficially own all such shares. Also includes 50,000 shares over which Mr. Matossian has sole investment power, 4,000 of which held of record by Greyhorse Resources (Canada) Ltd. Mr. Matossian is the sole director, officer and shareholder of Greyhorse. Also includes 500,000 shares held of record by Wellgate over which Mr. Matossian has shared investment power. Mr. Matossian is an executive officer, director and shareholder of Wellgate.

 (4) Includes 25,000 shares of Common Stock that may be issued pursuant to stock options exerciseable at $2.00 per share. Although not deemed to be beneficially owned for the purposes of applicable SEC rules and regulations, Mr. Amyot has an economic interest in an additional 100,000 shares of Common Stock which are deemed to be beneficially owned by Dominion Park and others.

 (5) Includes 25,000 shares of Common Stock which may be issued pursuant to stock options exercisable at $2.00 per share.

 (6) Consists of shares of Common Stock which may be issued pursuant to stock options exercisable at $2.00.

 (7) Mr. Gerrard is identified in the Schedule 13D filed by Deere Park and others as a member of a 13D Group which beneficially owns 7,188,260 shares of Common Stock. See note 13 below.

 (8) Represents shares of Common Stock held of record by Mr. Chartier over which he has sole investment power. These shares are subject to a proxy which vests Dominion Park with sole voting power. Although not deemed to be beneficially owned for the purposes of applicable SEC rules and regulations, Mr. Chartier has an economic interest in an additional 110,000 shares of Common Stock which are deemed to be beneficially owned by Dominion Park and others.

 (9) Represents shares of Common Stock held of record by Mr. Gelinas over which he has sole investment power. These shares are subject to a proxy which vests Dominion Park with sole voting power. Although not deemed to be beneficially owned for the purposes of applicable SEC rules and regulations, Mr. Gelinas has an economic interest in an additional 200,000 shares of Common Stock which are deemed to be beneficially owned by Dominion Park and others.

(10) Although not deemed to be beneficially owned for the purposes of applicable SEC rules and regulations, Me Despres has an economic interest in 175,000 shares of Common Stock which are deemed to be beneficially owned by Dominion Park and others.

(11) Mr. McGinnis is the President, Chief Executive Officer and a Director of American Eco. On February 20, 1998, American Eco purchased 1,923,077 shares of Common Stock of the Company and warrants to purchase an additional 192,308 shares. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(12) As a manager of Dominion Park, which is the record owner of 4,490,100 shares of Common Stock and holds a proxy with respect to an additional 2,698,160 shares, Mr. Gerrard has shared voting power with respect to all of these shares, shared investment power with respect to 4,490,100 of these shares and is deemed to beneficially own all such shares. Mr. Gerrard is the sole director and shareholder of Deere Park Capital Management, Inc. which is the record owner of 630,700 shares which are subject to a proxy vesting Dominion Park with sole voting power and over which Mr. Gerrard has sole investment power.

(13) As a manager of Dominion Park, which is the record owner of 4,490,100 shares of Common Stock and holds a proxy with respect to an additional 2,698,160 shares, Mr. Feldman has shared voting power with respect to all of these shares, shared investment power with respect to 4,490,100 of these shares and is deemed to beneficially own all such shares

(14) Dominion Park is the record owner of 4,490,000 shares of Common Stock and holds a proxy with respect to an additional 2,698,160 shares. Dominion Park is deemed to beneficially own all of these shares.

(15) Consists of shares of Common Stock beneficially owned by Dominion Park. Deere Park is a member of Dominion Park and may also be deemed to beneficially own such shares.

(16) Includes shares of Common Stock beneficially owned by Dominion Park. Wellgate is a member of Dominion Park and may also be deemed to beneficially own such shares. Also includes 500,000 shares held of record by Wellgate over which Wellgate has sole investment power. These shares are subject to a proxy which vests Dominion Park with sole voting power.

(17) Include 192,308 shares issuable upon exercise of warrants. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

LEGAL PROCEEDINGS

     On or about November 18, 1996 (but not served on the Company until December 9, 1996), James B. Smith commenced a purported class action securities lawsuit in the United States District Court for the Eastern District of Pennsylvania against the Company and Messrs. Marengere and Matossian, individually. The complaint seeks unspecified damages for the persons who traded in the Company's common stock during the period commencing on April 20, 1995 and ending on May 18, 1996. The action alleges that during the class period the Company issued misleading press releases and reports to the Securities and Exchange Commission in that the Company failed to disclose allegations made by a former disgruntled employee regarding DBI's accounting practices, bonding capability and contracts in connection with his action against the Company for constructive dismissal. On December 12, 1996, the Company filed an answer denying the allegations and strongly affirming that the allegations, both by Smith and the former employee, are entirely without merit. The Plaintiffs have filed a motion to certify their proposed class which is pending before the court and no discovery has been conducted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of September 30, 1997, a subscription receivable (the "Subscription Receivable") in the aggregate amount of $1,824,000 was owed to the Company by Mr. Marengere or his affiliates including Me Amyot.

     During Fiscal 1997, the Company paid approximately $80,000 in fees to Rene Amyot, a director, for consulting and legal services provided to the Company.

     In connection with the settlement of a stockholder derivative action brought against the Company and Messrs. Marengere and Amyot, a company affiliated with Mr. Marengere guaranteed up to $1,155,000 of the value of the preferred stock issued to the Company in connection with the sale of Edinov (the "Guarantee").

     Exercise of Options. On August 19, 1997, (i) Deere Park; (ii) the Company's Executive Officers identified herein, outside director Rene Amyot and certain current and former employees of the Company (collectively, the "Management Members"); and (iii) certain principals of Deere Park, including principal stockholders Douglas A. Gerrard and Leonard Feldman, and outside director Allen S. Gerrard, (collectively, the "Group"), filed a Schedule 13D (the "13D") with the Commission which was subsequently amended on September 16, 1997. The 13D describes a series of transactions pursuant to which Deere Park purchased 2,110,000 shares of Company Common Stock and made a loan of approximately $4.8 million to the Management Members which was utilized to exercise 2,380,000 options. Thereafter, Deere Park contributed its 2,110,000 shares and the Management Members contributed their 2,380,000 shares to Dominion Park, a newly formed limited liability company jointly owned by Deere Park and Messrs. Marengere and Matossian. The Management Members also delivered a proxy to Dominion Park vesting it with sole voting power with respect to an additional 2,067,460 shares owned of record by the Management Members. The transaction documents provide for any gain on the 2,380,000 option shares to be distributed 30% to Deere Park and 70% to the Management Members.

     Although the Company was not a party to these transactions, the proceeds of the approximate $4.8 million loan from Deere Park were paid to the Company by the Management Members to exercise outstanding options. The transactions were also subject to prior approval by the Company's Board of Directors in order to exempt the Group from the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In addition, the Board determined that the transactions did not trigger the exercise of rights issued under the Company's Shareholder Rights Plan and agreed to the appointment of Derek Tennant and Allen
S. Gerrard to the Company's Board as nominees of Deere Park.

     The 13D states that certain members of the Group are in the process of formulating a proposal with a third party regarding a business combination with the Company and that the Group or its members may also explore the possibility of entering into a business combination with other third parties in the future. Deere

Park is an investor in American Eco, which has entered into a Letter of Intent with the Company regarding the pursuit of a business combination with the Company.

     Transactions with American Eco. On February 20, 1998, the Company entered into a Securities Purchase Agreement (the "Agreement") with American Eco, a corporation organized under the laws of Ontario, Canada. The Agreement provided for the sale of 1,923,077 Units at $2.60 per Unit for an aggregate purchase price of $5,000,000. Each Unit consists of one (1) share of common stock, $.001 par value per share, of the Company and one tenth (1/10) of a Common Stock Purchase Warrant. Each full Warrant entitles American Eco to purchase one (1) additional share of Company common stock at $3.00 per share during the next three (3) years. The Agreement also provided for the appointment of Michael E. McGinnis, the President and Chief Executive Officer of American Eco, to the Company's Board of Directors and Executive Committee.

     The Company entered into the Agreement with American Eco in connection with a letter of intent, also dated February 20, 1998 (the "Letter of Intent"). The Letter of Intent provides for (i) the Placement described above; (ii) a $25,000,000 line of credit to be provided by American Eco to the Company (the "Line of Credit") not later than March 23 , 1998; (iii) a management services agreement pursuant to which American Eco will provide executive management services to the Company; and (iv) American Eco's purchase of all of the issued and outstanding shares of Common Stock of the Company in exchange for convertible promissory notes of American Eco in the principal amount of $3.00 per share of the Company which are convertible into American Eco common stock at $15.00 per share. The Letter of Intent provides that the parties shall negotiate and execute definitive agreements regarding the acquisition transaction by no later than April 6, 1998.

     The Letter of Intent also provides for American Eco to make certain payments to Messrs. Marengere, Matossian and Amyot as conditions concurrent to the closing of the acquisition transaction contemplated thereby. Specifically, American Eco has agreed to pay $2.7 million and issue 250,000 shares of American Eco Common Stock to Mr. Marengere in connection with his termination of Chief Executive Officer of the Company and agreement not to compete with the post acquisition entity. American Eco will also enter into a three year agreement with Mr. Marengere to serve as Co-Chairman of the post acquisition entity at an annual salary of $250,000. American Eco has agreed to pay Mr. Matossian $2.1 million in connection with his termination as Chief Operating Officer of the Company and to enter into a three year consulting agreement providing for the payment of $150,000 per year. With respect to Me Amyot, American Eco has agreed to pay him $250,000 and enter into a three year consulting agreement providing for the payment of $120,000 per year. Finally, American Eco has agreed to indemnify each of Messrs. Marengere, Matossian and Amyot for any and all personal liability related to the Company's outstanding fiduciary deductions and to cancel the Subscription Receivable and Guarantee.

     Except for the placement of the Units and the provisions of the Letter of Intent relating to confidentiality, non-solicitation of competing offers and fees which are payable to American Eco in the event the Company is acquired by someone other than American Eco, the Letter of Intent is non-binding. The transactions, other than the placement of the Units, are also subject to a number of conditions, including required regulatory and stockholder approvals. There can, therefore, be no assurance that the Company will be able to consummate the transactions with American Eco.

VOTE REQUIRED

     A plurality of the votes cast by the shares present in person or by proxy is required to elect a nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES TO THE BOARD OF DIRECTORS.

                                   PROPOSAL 2

RATIFICATION OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS, AS AUDITORS FOR THE COMPANY

     Deloitte & Touche has been selected by the Board of Directors as independent auditors for the Company for the fiscal year ending September 30, 1998. This election is being presented to the stockholders for ratification. The Board of Directors recommends ratification of the election of Deloitte & Touche as the Company's auditors. If the stockholders do not ratify this election, the appointment of other auditors will be considered by the Board of Directors. A representative of Deloitte & Touche is expected to be present at the Meeting to make a statement if desired and to be available to respond to appropriate questions.

     On April 3, 1996, the Company engaged Deloitte & Touche as the Company's principal independent accountant. Prior to Deloitte & Touche's engagement, Ernst & Young, independent certified public accountants, had served as the principal accountant for the Company. The recommendation to change accountants was made by management of the Company and was approved by the Audit Committee and the Board of Directors.

     In the two most recent fiscal years and the interim period preceding the Board's actions, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Ernst & Young's satisfaction would have caused them to make reference in connection with their opinion on the subject matter of disagreement. Ernst & Young's reports on the Company's financial statements for the most recent fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified in any respect.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of the appointment of Deloitte & Touche as independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     To the knowledge of the Company, based solely on a review of Forms 3, 4 and 5, and any amendments thereto, furnished to the Company, each of the Company's directors, executive officers and 10% beneficial owners has complied with the requirements of Section 16(a) of the Exchange Act, except that Messrs. Choa, Rice and Gerrard each failed to timely file a Form 3 upon their appointment to the Company's Board of Directors and Mr. Matossian failed to timely file a Form 4 with respect to his purchase of 25,000 shares of Common Stock in March, 1997.

                            EXPENSES OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company has also retained the firm of Morrow & Co., Inc. to solicit proxies on behalf of the Company. In consideration for such services, the Company has agreed to pay Morrow & Co., Inc. a fee of $10,000 plus expenses incurred. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                         1999 STOCKHOLDER PROPOSALS AND
                       CERTAIN PROVISIONS OF THE BY-LAWS

     In order for stockholder proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office in Lachine, Quebec, on or before November 5, 1998. The Company's Bylaws provide that a stockholder may nominate a person for election as a director if written notice of the stockholder's intent to nominate a person for election as a director at a meeting is received by the Secretary of the Company not less than 50 days nor more than 75 days prior to the date of the meeting; provided, however, that if less than 60 days notice or public disclosure of the meeting is given to stockholders, such written notice must be received not later than 10 days following the day on which notice of the meeting was first mailed or disclosed to stockholders. The written notice must contain specified information about the stockholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors

                                          OLIVIER DESPRES
                                          Secretary

Dated: March 5, 1998

                              DOMINION BRIDGE CORPORATION
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        ------------------------------------------------------------------------
        The undersigned hereby appoints Michel L. Marengere and Nicolas Matossian and each of them, or _______________________, Proxies with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock of Dominion Bridge Corporation held of record by the undersigned on February 3, 1998 at the Annual Meeting of Stockholders of Dominion Bridge Corporation to be held on March 30, 1998 and at any postponement(s) or adjournment(s) thereof, and to vote as directed on the reverse side of this form and, in their
   P    discretion, upon such other matters not specified as may come before
   R    said meeting.
   O                                             Change of Address and Comments
   X
   Y                                             -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                                 (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this form.)

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

        THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE RATIFICATION OF DELOITTE &

        TOUCHE AS INDEPENDENT AUDITORS FOR DOMINION BRIDGE CORPORATION.







                                                                   SEE REVERSE
                                                                      SIDE
--------------------------------------------------------------------------------

        Change of Address [ ]
        Comments on
        Reverse Side


                                                                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1                      FOR PROPOSAL 2

                     FOR           WITHHELD                                                             FOR    AGAINST    ABSTAIN
                                                                            2. Proposal 2 -
  1. Proposal 1 -   /  /             /  /                                      Ratification of         /  /     /  /        /  /
     Election                                                                  Deloitte & Touche
     of                                                                        as independent
     Directors                                                                 auditors for
                                                                               Dominion Bridge Corporation for fiscal
                                                                               year ending September 30, 1998.

    Nominees: Derek Tennant and Allen S. Gerrard

    For, except vote withheld from the following nominee(s):

    -----------------------------------------


                                                 The undersigned hereby
                                                 acknowledges receipt of the
                                                 notice of Annual Meeting and
                                                 Proxy Statement

                                                 PLEASE SIGN, DATE AND RETURN
                                                 YOUR PROXY PROMPTLY IN THE
                                                 ENCLOSED ENVELOPE. NO POSTAGE
                                                 REQUIRED IF MAILED IN THE
                                                 UNITED STATES.

                                                 SIGNATURE(S)_______________

                                                 DATE ________________, 1998

                                                 NOTE: PLEASE SIGN NAME(S)
                                                 EXACTLY AS PRINTED HEREON.
                                                 JOINT OWNERS SHOULD EACH SIGN.
                                                 WHEN SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE FULL TITLE AS SUCH.